UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

100 Dexter Road, East Providence, RI 02914

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2017, Capital Properties, Inc. (the “Registrant”) held its 2017 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island. Of the 6,599,912 shares of the Registrant’s Class A common stock outstanding as of the record date, 5,729,731 shares of Class A common stock were present or represented by proxy at the Meeting. At the Meeting, the shareholders voted to (i) to amend the By-laws to fixing the size of the Board of Directors at not less than three (3) nor more than seven (7) members, (ii) to amend the By-laws to change the meeting date for the annual meeting of the shareholders and quarterly meetings of the Board of Directors, (iii) to elect three directors to serve for terms of one year and until their successors are elected and qualified and (iv) to approve an advisory (non-binding) proposal on the Company’s executive compensation. The voting results from the Meeting were as follows:

(a)	Fixing the size of the Board of Directors at not less than three (3) nor more than seven (7) members:

For:	5,709,911
Against:	17,503
Withheld:	2,316

(b)	Changing the date of the annual meeting of shareholders and quarterly meetings of the Board of Directors:

For:	5,723,069
Against:	4,346
Withheld:	2,316

(c)	Election of Directors:

	For	Withheld
Alfred J. Corso	4,688,699	17,996
Robert H. Eder	4,684,838	21,857
Steven G. Triedman	4,688,849	17,846

(d)	Advisory proposal (non-binding) on executive compensation:

For:	4,686,683
Against:	17,447
Withheld:	2,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 26, 2017	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer